Exhibit 28(h)(7)

[FORM OF]

AMENDMENT NO. 1 TO THE

SHAREHOLDER SERVICES AGREEMENT

Anchor Series Trust and The United States Life Insurance Company in the City of New York (formerly, First SunAmerica Life Insurance Company) hereby amend the Shareholder Services Agreement dated as of March 7, 2011 as follows:

Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment No. 1 to the Shareholder Services Agreement be effective as of the             day of             , 2012.

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
(formerly, First SunAmerica Life Insurance Company)

By:

Name: Jana W. Greer
Title: President of SunAmerica Retirement Markets, A Division of U.S. Life

ANCHOR SERIES TRUST

By:

Name:	John T. Genoy
Title:	President

SCHEDULE A

Portfolios of Anchor Series Trust

Asset Allocation Portfolio

Capital Appreciation Portfolio

Government and Quality Bond Portfolio

Growth Portfolio

Multi-Asset Portfolio*

Natural Resources Portfolio

*	Portfolio does not have Class 2 shares.

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